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                                                                      EXHIBIT L.

                               PURCHASE AGREEMENT

     The Regis Fund, Inc., (the "Fund"), a Maryland corporation, and Craig Lewis, Robert B. Russell, II, Robert D. McDorman, Jr., Linda W. McClearly and Stephen T. Scott, hereby agree with each other as follows:

     1. The Fund hereby offers to each of the above-referenced individuals and each of the above-referenced hereby purchases, 2,500 shares of the Fund's ICM Small Company Portfolio at a price of $10.00 per share. The Fund hereby acknowledges receipt of $25,000 from each of the above-referenced individuals ($125,000 total) in full payment for the shares.

     2. Each of the above-referenced individuals represents and warrants to the Fund that the shares are being acquired for investment purposes and not with a view to the distribution thereof.

     The Regis Fund, Inc.


By: /s/ Norton H. Reamer
   ----------------------------
   Norton H. Reamer, President


                                             By: /s/ Craig Lewis
                                                ----------------------------
                                                Craig Lewis


                                             By: /s/ Robert D. McDorman, Jr.
                                                ----------------------------
                                                Robert D. McDorman, Jr.


                                             By: /s/ Linda W. McClearly
                                                ----------------------------
                                                Linda W. McClearly


                                             By: /s/ Robert B. Russell, II
                                                ----------------------------
                                                Robert B. Russell, II


                                             By: /s/ Stephen T. Scott
                                                ----------------------------
                                                Stephen T. Scott